Exhibit 99.1

Acer Therapeutics Announces Underwritten Public Offering

NEWTON, MA – July 31, 2018 – Acer Therapeutics Inc. (Nasdaq: ACER), a pharmaceutical company focused on the acquisition, development and commercialization of therapies for serious rare and ultra-rare diseases with critical unmet medical need, today announced that it intends to offer and sell shares of its common stock, subject to market and other conditions, in an underwritten public offering. All shares being offered are to be sold by Acer. Acer intends to grant the underwriters in the offering a 30-day option to purchase an additional 15% of the shares of common stock offered in the public offering.

Acer intends to use the net proceeds from this offering to fund its research and development efforts, to seek regulatory approval for EDSIVO™, to invest in pre-commercial activities for EDSIVO™, to advance development of ACER-001, to acquire or in-license product candidates, and for general corporate purposes, including working capital and other general and administrative purposes.

William Blair and Raymond James are acting as joint book-running managers for the offering.

The shares of common stock described above are being offered by Acer pursuant to its shelf registration statement on Form S-3 previously filed and declared effective by the Securities and Exchange Commission. The offering is being made only by means of a prospectus supplement and an accompanying prospectus. Copies of the preliminary prospectus supplement and the accompanying prospectus may be obtained from William Blair & Company, L.L.C., Attention: Prospectus Department, 150 North Riverside Plaza, Chicago, IL 60606; Telephone: (800) 621-0687 or by email at prospectus@williamblair.com; or from Raymond James & Associates, Inc., Attention: Equity Syndicate, 880 Carillon Parkway, St. Petersburg, FL 33716; Telephone: (800) 248-8863 or by email at prospectus@raymondjames.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Acer Therapeutics

Acer, headquartered in Newton, MA, is a pharmaceutical company focused on the acquisition, development and commercialization of therapies for patients with serious rare and ultra-rare diseases with critical unmet medical need. Acer’s late-stage clinical pipeline includes two candidates for severe genetic disorders: EDSIVO™ (celiprolol) for vascular Ehlers-Danlos syndrome (vEDS), and ACER-001 (a fully taste-masked, immediate release formulation of sodium phenylbutyrate) for urea cycle disorders (UCD) and Maple Syrup Urine Disease (MSUD). There are no FDA-approved drugs for vEDS and MSUD and limited options for UCD, which collectively impact approximately 7,000 patients in the U.S. Acer’s product candidates have clinical proof-of-concept and mechanistic differentiation, and Acer intends to seek approval for them in the U.S. by using the regulatory pathway established under section 505(b)(2) of the Federal Food, Drug, and Cosmetic Act (FFDCA) that allows an applicant to rely at least in part on third-party data for approval, which may expedite the preparation, submission, and approval of a marketing application.

For more information, visit www.acertx.com.

Forward-Looking Statements

This press release contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations, future financial position, future revenue, projected expenses, prospects, plans and objectives of management are forward-looking statements. Examples of such statements include, but are not limited to, statements relating to the underwritten public offering, the expected use of the net proceeds from the offering, and the development and future potential of Acer’s product candidates. Acer may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements and you should not place undue reliance on these forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, risks and uncertainties associated with market conditions, the satisfaction of customary closing conditions related to the public offering, and the process of developing, obtaining regulatory approval for and commercializing drug candidates that are safe and effective for use as human therapeutics. Acer disclaims any intent or obligation to update these forward-looking statements to reflect events or circumstances that exist after the date on which they were made. You should review additional disclosures Acer makes in its filings with the Securities and Exchange Commission, including its Quarterly Reports on Form 10-Q and Annual Report on Form 10-K and the Registration Statement on Form S-3 (File No. 333-208314) for the public offering. You may access these documents for no charge at http://www.sec.gov.

Investor Contact:

Hans Vitzthum

LifeSci Advisors

Ph: 617-535-7743

hans@lifesciadvisors.com

LifeSci Advisors, LLC, an affiliate of LifeSci Capital LLC, serves Acer as an investor relations, corporate communications and capital markets advisor.

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